UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 24, 2016

Atlas Air Worldwide Holdings, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-16545	13-4146982
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2000 Westchester Avenue, Purchase, New York		10577
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	914-701-8000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.07 Submission of Matters to a Vote of Security Holders

(a) & (b) On May 24, 2016, the Company held its 2016 Annual Meeting of Shareholders (the “Annual Meeting”) in New York, New York. The final results of the shareholder vote on the four proposals brought before the Annual Meeting were as follows:

(1) Except for Bobby J. Griffin and John K. Wulff, each of the nominees for Director was an incumbent. All nominees were elected to serve until the 2017 Annual Meeting of Shareholders or until their successors are elected and qualified. The following table sets forth the voting results with respect to each nominee:

				Broker
Nominee	Votes For	Votes Against	Abstentions	Non-Votes
Robert F. Agnew	21,699,821	343,387	15,667	977,834
Timothy J. Bernlohr	20,994,356	1,048,683	15,836	977,834
William J. Flynn	21,926,707	118,180	13,988	977,834
James S. Gilmore III	20,487,606	1,555,602	15,667	977,834
Bobby J. Griffin	21,792,230	249,142	17,503	977,834
Carol B. Hallett	19,080,047	2,962,890	15,938	977,834
Frederick McCorkle	20,522,521	1,520,516	15,838	977,834
Duncan J. McNabb	21,761,714	281,418	15,743	977,834
John K. Wulff	21,824,585	216,855	17,435	977,834

(2) The appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016 was ratified with the following votes:

Votes For	Votes Against	Abstentions

22,111,952	906,622	18,135

(3) In a non-binding advisory vote on the compensation of the Company’s named executive officers as disclosed in the Company’s proxy statement prepared in connection with the Annual Meeting, the Company’s shareholders voted as follows:

			Broker
Votes For	Votes Against	Abstentions	Non-Votes
10,932,287	11,112,724	13,864	977,834

(4) The Atlas Air Worldwide Holdings, Inc. 2016 Incentive Plan was approved with the following votes:

			Broker
Votes For	Votes Against	Abstentions	Non-Votes
18,393,401	3,652,111	13,363	977,834

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Atlas Air Worldwide Holdings, Inc.

May 31, 2016	By:	/s/ Adam R. Kokas

Name: Adam R. Kokas
Title: Executive Vice President, General Counsel, Secretary and Chief Human Resources Officer